Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCC) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
Chairman, President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Aaron Palash
(212) 355-4449 ext. 127	(212) 355-4449 ext. 103
occ-jfwbk@joelefrank.com	occ-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FIRST QUARTER 2016 FINANCIAL RESULTS

ROANOKE, VA, March 14, 2016 — Optical Cable Corporation (Nasdaq GM: OCC) (“OCC®” or the “Company”) today announced financial results for its first quarter ended January 31, 2016.

First Quarter 2016 Financial Results

Consolidated net sales for the first quarter of fiscal year 2016 were $14.0 million, compared to net sales of $17.4 million for the first quarter of fiscal year 2015. The Company experienced a decrease in net sales in both its enterprise and specialty markets in the first quarter of fiscal year 2016, compared to the same period last year.

Net sales for the quarter continued to be negatively impacted by a decrease in demand in certain industry market segments, including oil & gas and mining specialty markets, as well as the wireless carrier market. The strong U.S. dollar also impacted sales outside of the U.S. during the first quarter of fiscal year 2016.

Gross profit was $3.5 million in the first quarter of fiscal year 2016, compared to $5.4 million in the first quarter of fiscal year 2015. Gross profit margin, or gross profit as a percentage of net sales, was 24.9% in the first quarter of fiscal year 2016, compared to 31.0% in the first quarter of fiscal year 2015. Gross profit margin for the quarter was impacted primarily by lower sales volumes overall and by the sale of certain lower margin products.

Optical Cable Corp. – First Quarter 2016 Earnings Release

SG&A expenses decreased 11.1% to $5.1 million for the first quarter of fiscal year 2016 from $5.7 million for the first quarter of fiscal year 2015. The decrease in SG&A expenses during the first quarter of fiscal 2016 compared to the same period last year was the result of targeted cost reduction efforts across all expense categories.

OCC recorded a net loss attributable to the Company of $1.7 million, or $0.28 per basic and diluted share, for the first quarter of fiscal year 2016, compared to a net loss attributable to the Company of $228,000, or $0.04 per basic and diluted share, for the first quarter of fiscal year 2015.

Management's Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “As expected, continued weak demand and some pricing pressure in certain of our markets, driven by uncertainty in the global macroeconomic environment, negatively impacted our results in the first quarter. Despite these headwinds, we are continuing to focus on those factors we can control to position OCC for future success. We have received positive feedback from customers on our new product lines, which we expect to drive topline growth—and our new product innovation continues. At the same time, we are focused on increasing operational efficiency and further reducing costs to improve our bottom line results. Our innovative suite of product offerings and solutions and our team of dedicated employees provide a strong foundation on which to build, and we are confident we are taking the right steps to enhance shareholder value despite the current economic conditions.”

Conference Call Information

As previously announced, OCC will host a conference call today, March 14, 2016, at 10:00 a.m. Eastern Time. Individuals wishing to participate in the conference call should call (866) 610-1072 or (973) 935-2840. For interested individuals unable to join the call, a replay will be available through March 28, 2016, by dialing (800) 585-8367 or (404) 537-3406, pass code 66664005. The call will also be broadcast live over the Internet and can be accessed by visiting the investor relations section of the Company’s website at www.occfiber.com.

Company Information

Optical Cable Corporation (“OCC®”) is a leading manufacturer of a comprehensive range of top-tier fiber optic and copper communication cabling and connectivity products and solutions—primarily for the enterprise market, various harsh environment and specialty markets, and the wireless carrier market.

OCC® is internationally recognized for pioneering innovative fiber optic and copper communications technologies, including fiber optic cable designs for the most demanding environments and applications, copper connectivity designs to meet the highest data communication industry standards, as well as a broad product offering built on the evolution of these fundamental technologies.

OCC uses its expertise to deliver cabling and connectivity products and integrated solutions that are best suited to the performance requirements of each end-user’s application. And, OCC’s solutions offerings cover a broad range of applications—from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining, petrochemical and broadcast applications, as well as for the wireless carrier market.

Optical Cable Corp. – First Quarter 2016 Earnings Release

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC’s facilities are ISO 9001:2008 registered and OCC’s Roanoke and Dallas facilities are MIL-STD-790F certified.

Optical Cable Corporation™, OCC®, Procyon®, Procyon Blade™, Superior Modular Products™, SMP Data Communications™, Applied Optical Systems™, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC® is available at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning our outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from our expectations, and such known and unknown variables, uncertainties, contingencies and risks may also adversely affect Optical Cable Corporation and its subsidiaries, the Company’s future results of operations and future financial condition, and/or the future equity value of the Company. A partial list of such variables, uncertainties, contingencies and risks that could cause or contribute to such differences from our expectations or that could otherwise adversely affect Optical Cable Corporation and its subsidiaries is set forth in Optical Cable Corporation’s quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Forward-Looking Information.” OCC’s quarterly and annual reports are available to the public on the SEC’s website at http://www.sec.gov. In providing forward-looking information, the Company expressly disclaims any obligation to update this information, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations.

(Financial Tables Follow)

Optical Cable Corp. – First Quarter 2016 Earnings Release

OPTICAL CABLE CORPORATION

Condensed CONSOLIDATED Statements OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended January 31,
	2016	2015

Net sales	$14,048	$17,359
Cost of goods sold	10,546	11,974

Gross profit	3,502	5,385

SG&A expenses	5,087	5,720
Royalty expense, net	15	56
Amortization of intangible assets	3	3

Loss from operations	(1,603)	(394)

Interest expense, net	(158)	(102)
Other, net	18	(2)
Other expense, net	(140)	(104)

Loss before income taxes	(1,743)	(498)

Income tax expense (benefit)	24	(246)

Net loss	$(1,767)	$(252)

Net loss attributable to noncontrolling interest	(22)	(24)

Net loss attributable to OCC	$(1,745)	$(228)

Net loss attributable to OCC per share: Basic and diluted	$(0.28)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	6,261	6,277

Cash dividends declared per common share	$—	$0.02

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Optical Cable Corp. – First Quarter 2016 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	January 31, 2016	October 31, 2015
Cash	$539	$1,083
Trade accounts receivable, net	7,579	9,189
Inventories	17,603	17,816
Other current assets	934	1,059
Total current assets	26,655	29,147
Non-current assets	15,505	15,882
Total assets	$42,160	$45,029

Current liabilities	$4,844	$5,643
Non-current liabilities	12,992	13,497
Total liabilities	17,836	19,140
Total shareholders’ equity attributable to OCC	25,088	26,631
Noncontrolling interest	(764)	(742)
Total shareholders’ equity	24,324	25,889
Total liabilities and shareholders’ equity	$42,160	$45,029

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